                                                                    EXHIBIT 10.1

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.

                              1999 STOCK AWARD PLAN

(As Amended and Restated March 27, 2003, and as Further Amended on May 21, 2003)

                                TABLE OF CONTENTS

                                                                                                       PAGE
I.       THE PLAN....................................................................................    1

         1.1      Purpose............................................................................    1

         1.2      Administration.....................................................................    1

         1.3      Participation......................................................................    2

         1.4      Stock Subject to the Plan..........................................................    3

         1.5      Grant of Awards....................................................................    3

         1.6      Exercise of Awards.................................................................    4

         1.7      No Transferability; Limited Exception to Transfer Restrictions.....................    4

II.      OPTIONS.....................................................................................    5

         2.1      Grants.............................................................................    5

         2.2      Option Price.......................................................................    5

         2.3      Option Period......................................................................    6

         2.4      Exercise of Options................................................................    6

         2.5      Limitations on Grant of Incentive Stock Options....................................    6

         2.6      Non-Employee Director Awards.......................................................    7

         2.7      Options and Rights in Substitution for Stock Options Granted by
                   Other Corporations................................................................    8

         2.8      Adjustments, No Repricing Without Prior Shareholder Approval.......................    8

III.     STOCK APPRECIATION RIGHTS...................................................................    9

         3.1      Grants.............................................................................    9

         3.2      Exercise of Stock Appreciation Rights..............................................    9

         3.3      Payment............................................................................    9

IV.      RESTRICTED STOCK AWARDS.....................................................................   10

         4.1      Grants.............................................................................   10

         4.2      Restrictions.......................................................................   11

         4.3      Return to the Corporation..........................................................   11

V.       PERFORMANCE SHARE AWARDS....................................................................   11

         5.1      Grants.............................................................................   11

         5.2      Special Performance-Based Share Awards.............................................   11

         5.3      Deferred Payments..................................................................   13

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
VI.      OTHER PROVISIONS............................................................................   13

         6.1      Rights of Eligible Employees, Participants and Beneficiaries.......................   13

         6.2      Adjustments Upon Changes in Capitalization.........................................   14

         6.3      Termination of Employment..........................................................   15

         6.4      Acceleration of Awards.............................................................   16

         6.5      Government Regulations.............................................................   17

         6.6      Tax Withholding....................................................................   17

         6.7      Amendment, Termination and Suspension..............................................   17

         6.8      Privileges of Stock Ownership; Nondistributive Intent..............................   18

         6.9      Effective Date of the Plan.........................................................   18

         6.10     Term of the Plan...................................................................   18

         6.11     Governing Law......................................................................   19

         6.12     Plan Construction..................................................................   19

         6.13     Captions...........................................................................   19

         6.14     Non-Exclusivity of Plan............................................................   19

         6.15     No Corporate Action Restriction....................................................   20

         6.16     Other Company Benefit and Compensation Program.....................................   20

VII.     DEFINITIONS.................................................................................   20

         7.1      Definitions........................................................................   20

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.

                              1999 STOCK AWARD PLAN

(As Amended and Restated March 27, 2003, and as Further Amended on May 21, 2003)

I.       THE PLAN.

         1.1      Purpose.

         The purpose of this Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward key personnel through the grant of Options and other Awards that provide added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company. The purpose of this Plan is also to attract, motivate and retain experienced and knowledgeable independent directors through the Option grants provided under Section 2.6.

         1.2      Administration.

                  (a) This Plan shall be administered and all Awards (other than those under Section 2.6) shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the unanimous written consent of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

                  (b) Subject to the express provisions of this Plan, the Committee shall have the authority:

                  (i) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

                  (ii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

                  (iii) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                  (iv) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 6.7;

                  (v) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards; and

                  (vi) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

Notwithstanding the foregoing, the provisions of Section 2.6 relating to Non-Employee Director Options shall be automatic and, to the maximum extent possible, self-effectuating.

                  (c) Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

                  (d) Subject to the requirements of Section 7.1, the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

                  (e) In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

         1.3      Participation.

         Awards may be granted only to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Except as provided in Section 2.6 below, members of the Board who are not officers or employees of the Company shall not be eligible to receive Awards.

         1.4      Stock Subject to the Plan.

                  (a) Subject to Section 6.2, the stock to be offered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards (including Incentive Stock Options and Options under Section 2.6) granted under this Plan shall not exceed 7,300,000 shares. In no event shall more than 900,000 shares of Common Stock be available for Awards issued (or reissued) under this Plan as time-based Restricted Stock for nominal or no consideration other than the par value thereof. This limit on Restricted Stock does not apply to shares issued principally for past services, in respect of compensation earned but deferred, or as Performance-Based Awards under Section
5.2. The aggregate number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any employee in any calendar year may not exceed 900,000. The aggregate number of shares of Common Stock subject to all Awards (including Options, Stock Appreciation Rights, and Performance-Based Awards (other than Cash-Based Awards)) that may be granted to any employee in any calendar year may not exceed 900,000. The Board may amend the Option grant levels contemplated by Section 2.6 from time to time; provided that no more than 1,000,000 shares of Common Stock shall be issued or delivered pursuant to the exercise of Options granted to Non-Employee Directors pursuant to Section 2.6. Each of the foregoing share limits is subject to adjustment as set forth in
Section 6.2.

                  (b) No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the share limit set forth in Section 1.4(a). Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, shall again, except to the extent prohibited by law, be available for subsequent Awards under the Plan.

         1.5      Grant of Awards.

         Subject to the express provisions of this Plan, the Committee shall determine from the class of Eligible Employees those individuals to whom Awards under this Plan shall be granted, the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in
Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan. The grant of an Award is made on the Award Date.

         1.6      Exercise of Awards.

         An Option or Stock Appreciation Right shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 2.2(a), except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with
Section 2.2(b). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements.

         1.7      No Transferability; Limited Exception to Transfer
Restrictions.

                  (a) Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.7, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

                  (b) Exceptions. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing or Section 1.7(c), Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

                  (c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.7(a) shall not apply to:

                  (i)      transfers to the Corporation,

                  (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                  (iii) transfers pursuant to a QDRO order if approved or ratified by the Committee,

                  (iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

                  (v) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

II.      OPTIONS.

         2.1      Grants.

         One or more Options may be granted to any Eligible Employee. Each Option so granted shall be designated by the Committee in the applicable Award Agreement as either a Nonqualified Stock Option or an Incentive Stock Option.

         2.2      Option Price.

                  (a) The purchase price per share of Common Stock covered by each Option shall be determined by the Committee, but shall not be less than 100% (110% in the case of an Incentive Stock Option grant to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary) of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by check payable to the order of the Corporation, (ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Corporation, upon the terms and conditions determined by the Committee, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements), or (iii) if authorized by the Committee or specified in the Option being exercised, by shares of Common Stock of the Corporation already owned by the Participant; provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by means other than cash or check, and provided further that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

                  (b) In addition to the payment methods described in subsection (a), the Option may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a bank or broker to promptly deliver to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section 6.6. The Company shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

         2.3      Option Period.

         Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date, and shall be subject to earlier termination as hereinafter provided.

         2.4      Exercise of Options.

         Except as otherwise provided in Section 6.3 and 6.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable for at least six months after the Award Date, except in the case of death or Total Disability. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares exercisable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 10 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

         2.5      Limitations on Grant of Incentive Stock Options.

                  (a) To the extent that the aggregate fair market value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For purposes of determining whether the $100,000 limit is exceeded, the fair market value of stock subject to options shall be determined as of the date the options are awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Corporation may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

                  (b) There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in
Section 422 of the Code.

                  (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         2.6      Non-Employee Director Awards.

                  (a) Participation. Awards under this Section 2.6 shall be made only to Non-Employee Directors.

                  (b) Option Grants. Effective on the day after the Corporation's 1999 annual meeting, as and when any person who is not then an officer or employee of the Company shall become a director of the Corporation, there shall be granted automatically (without any action by the Board or the Committee) a Nonqualified Stock Option (the grant or award date of which shall be the date such person takes office) to such person to purchase 9,000 shares of Common Stock.

                  (c) Subsequent Annual Options. In each calendar year during the term of the Plan, commencing with the 2000 annual meeting, there shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option to purchase 9,000 shares of Common Stock to each Non-Employee Director who is re-elected as a director of the Corporation or who continues as a director (the grant or award date of which shall be the date of the annual meeting of shareholders in each such year).

                  (d) Option Price. The purchase price per share of the Common Stock covered by each Option granted pursuant to this Section 2.6 shall be one hundred percent of the Fair Market Value of the Common Stock on the Award Date. The purchase price of any shares purchased shall be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the business day next preceding the date of exercise of the Option, or partly in such shares and partly in cash.

                  (e)      Option Period. Each Option granted under this Section
2.6 and all rights or obligations thereunder shall expire on the tenth anniversary of the Award Date and shall be subject to earlier termination as provided below.

                  (f) Exercise of Options. Except as otherwise provided in Sections 2.6(g) and 2.6(h), each Option granted under this Section 2.6 shall become exercisable (i) as to one-quarter of the covered shares on the earlier of
(A) the first anniversary of the Award Date, or (B) the day immediately preceding the first regularly scheduled Annual Meeting of shareholders first occurring after the Award Date; and (ii) as to an additional 1/48th of the covered shares in each of the 36 months thereafter (using the Award Date as the date of monthly vesting).

                  (g) Termination of Directorship. If a Non-Employee Director Participant's services as a member of the Board terminate, each Option granted pursuant to Section 2.6(b) or (c) hereof held by such Non-Employee Director Participant which is not then exercisable shall terminate; provided, however, that if a Non-Employee Director Participant's services as a member of the Board terminate by reason of death or Total Disability, the Committee may, in its discretion, consider to be exercisable a greater portion of any such Option than would otherwise be exercisable, upon such terms as the Committee shall determine. If a Non-Employee Director Participant's services as a member of the Board terminate by reason of death or Total Disability, any portion of any such Option which is then exercisable may be exercised for one year after the date of such termination or the balance of such Option's term, whichever period is shorter. If a Non-Employee Director Participant's services as a member of the Board terminate for any other reason, any portion of any such Option which is then exercisable may be exercised for three months after the date of such termination or the balance of such Option's term, whichever period is shorter.

                  (h) Acceleration Upon an Event. Immediately prior to the occurrence of an Event, in order to protect the holders of Options granted under this Section 2.6, each Option granted under Section 2.6(b) or (c) hereof shall become exercisable in full.

                  (i) Adjustments. The specific numbers of shares stated in the foregoing provisions of Section 2.6(b) and (c) hereof and the consideration payable for such shares shall be subject to adjustment in certain events as provided in Section 6.2 of this Plan; provided, however, that the specific number of shares stated in Section 2.6(b) and in Section 2.6(c) shall not be adjusted, unless such adjustment is approved by the Board, in connection with a split or reverse split of the Common Stock.

         2.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations.

         Options and Stock Appreciation Rights may be granted to Eligible Employees under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Employees in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the other entity.

         2.8      Adjustments, No Repricing Without Prior Shareholder Approval.

         Subject to Section 1.4 and Section 6.7 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee any adjustment in the exercise or repurchase price (except as set forth below), vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award (except as set forth below), provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period. Notwithstanding the foregoing, in no case shall the per share exercise price of any Option or related Stock Appreciation Right be reduced (by amendment, substitution, cancellation and regrant or other means) without stockholder approval to a price less than the Fair Market Value of a share of Common Stock on the related Award Date.

III.     STOCK APPRECIATION RIGHTS.

         3.1      Grants.

         In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 3.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. In its discretion, the Committee may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Committee may in its absolute discretion provide.

         3.2      Exercise of Stock Appreciation Rights.

                  (a) A Stock Appreciation Right granted concurrently with an Option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

                  (b) In the event that a Stock Appreciation Right granted concurrently with an Option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall also be reduced by such number of shares.

                  (c) If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

                  (d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

         3.3      Payment.

                  (a) Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying

                  (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

                  (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

                  (b) The Committee, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

                  (c) Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right. Such amount shall be paid as described in paragraph (b) above.

IV.      RESTRICTED STOCK AWARDS.

         4.1      Grants.

         Subject to Section 1.4, the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than six months after the Award Date. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

         4.2      Restrictions.

                  (a) Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

                  (b) Unless otherwise provided in the applicable Award Agreement, Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

                  (c) In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

         4.3      Return to the Corporation.

         Unless the Committee otherwise expressly provides, shares of Restricted Stock that remain subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

V.       PERFORMANCE SHARE AWARDS.

         5.1      Grants.

         The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors as the Committee shall determine. A Performance Share Award agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based, which issuance shall not be earlier than six months after the Award Date.

         5.2      Special Performance-Based Share Awards.

         Without limiting the generality of the foregoing, and in addition to Options and Stock Appreciation Rights granted under other provisions of this Plan which are intended to satisfy the exception for "qualified performance-based compensation" under Section 162(m) of the Code (with such Awards hereinafter referred to as a "Qualifying Option" or "Qualifying Stock Appreciation Right," respectively), other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock, Cash-Based Awards or other rights, the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to pre-established targeted levels for the Corporation on a consolidated, segment, subsidiary, division or unit basis, may be granted under this Plan. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject to the requirements of Section 5.3(a), (c) and (f) below in order for such Award to satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

                  (a) Eligible Class. The eligible class of persons for Performance-Based Awards under this Section shall be the key employees (including officers) of the Company.

                  (b) Performance Goal Alternatives. The specific performance goals for Performance-Based Awards granted under this Section (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals, as selected by the Committee in its sole discretion. The Committee shall establish in the applicable Award Agreement the specific performance target(s) relative to the Performance Goal(s) which must be attained before the compensation under the Performance-Based Award becomes payable. The specific targets shall be determined within the time period permitted under Section 162(m) of the Code (and any regulations issued thereunder) so that such targets are considered to be pre-established and so that the attainment of such targets is substantially uncertain at the time of their establishment. The applicable performance measurement period may not be less than one nor more than 10 years.

                  (c) Maximum Performance-Based Award. Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Common Stock which may be delivered pursuant to awards that are granted as Performance-Based Awards under this Section 5.2 to any Participant in any calendar year (plus the number of shares of Common Stock subject to Options and Stock Appreciation Rights granted to that Participant in that calendar year) shall not exceed 900,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by
Section 162(m) of the Code. In addition, the aggregate amount of compensation that may be paid to any Participant in respect of any Cash-Based Awards that are granted to that Participant during any calendar year as Performance-Based Awards shall not exceed $3,500,000.

                  (d) Committee Certification. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options or Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing that the Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a change in control event in accordance with Section 162(m) of the Code and Section 6.2.

                  (e) Terms and Conditions of Awards. The Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

                  (f) Adjustments for Changes in Capitalization and other Material Changes. In the event of a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, spinoff, reorganization or similar event, or any partial or complete liquidation of the Company, or any similar event consistent with regulations issued under Section 162(m) of the Code including, without limitation, any material change in accounting policies or practices affecting the Company and/or the Performance Goals or targets, then the Committee shall make adjustments to the Performance Goals and targets relating to outstanding Performance-Based Awards to the extent such adjustments are made to reflect the occurrence of such an event; provided, however, that adjustments described in this subsection may be made only to the extent that the occurrence of an event described herein was unforeseen at the time the targets for a Performance-Based Award were established by the Committee.

         5.3      Deferred Payments.

         The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

VI.      OTHER PROVISIONS.

         6.1      Rights of Eligible Employees, Participants and Beneficiaries.

                  (a) Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to any Eligible Employee generally.

                  (b) Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

                  (c) Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of any such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         6.2      Adjustments Upon Changes in Capitalization.

                  (a) If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger to which the Corporation is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards or Performance Share Awards or Performance-Based Awards shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock.

                  (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, the Plan and outstanding Awards shall terminate. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of this Plan by such successor corporation in which event this Plan and the Awards shall continue in the manner and under the terms so provided; or
(iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

                  (c) In adjusting Awards to reflect the changes described in this Section 6.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

                  (d) In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the

Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

         6.3      Termination of Employment.

                  (a) If the Participant's service to or employment by the Company terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, three months or such shorter period as is provided in the Award Agreements from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of services or employment.

                  (b) If the Participant's service to or employment by the Company terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, 12 months (or, in the case of Incentive Stock Options where the Participant terminates as a result of Retirement, three months) or such shorter period as is provided in the Award Agreements from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable by the date of termination of services or employment and any Option not exercisable on that date shall terminate.

                  (c) If the Participant's service to or employment by the Company terminates as a result of death while the Participant is rendering services to the Company or is employed by the Company or during the 12 month period (or, in the case of Incentive Stock Options where the Participant has terminated as a result of Retirement, three month period) referred to in subsection (b) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 2.3, during the 12 month period or such shorter period as is provided in the Award Agreements following the Participant's death, as to all or any part of the shares of Common Stock covered thereby to the extent exercisable on the date of death (or earlier termination).

                  (d) Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 3.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 2.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

                  (e) In the event of termination of services to or employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related

Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award or Performance-Based Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

                  (f) In the event of termination of services to or employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

                  (g) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 6.3 to be a termination of services or employment of each consultant or employee of that entity who does not continue as a consultant or as an employee of another entity within the Company.

                  (h) Upon forfeiture of a Restricted Stock Award pursuant to this Section 6.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Corporation the portion of the Restricted Stock Award not vested at the date of termination of services or employment, without payment of any consideration by the Corporation for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Corporation, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Corporation on the date of termination of services or employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Corporation and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with such transfer.

         6.4      Acceleration of Awards.

         Unless prior to an Event the Board determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award or Performance-Based Award shall be issued to the Participant; subject, however, to compliance with applicable regulatory requirements, including without limitation and Section 422 of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Event.

         6.5      Government Regulations.

         This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares shall be issued by the Corporation, nor cash payments made by the Corporation, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Corporation, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

         6.6      Tax Withholding.

                  (a) Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the exercise of a Stock Appreciation Right, the vesting of a Restricted Stock Award or the payment of a Performance Share Award or Performance-Based Award, the Company shall have the right to (i) require such Participant or such other person to pay by cash or check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions or (ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding; provided, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements.

                  (b) The Committee may, in its discretion, permit a loan from the Company to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish.

         6.7      Amendment, Termination and Suspension.

                  (a) The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof). No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

                  (b) To the extent then required under Sections 162, 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

                  (c) Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

                  (d) No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.7.

         6.8      Privileges of Stock Ownership; Nondistributive Intent.

         A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him or her. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act and applicable state securities law, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he or she represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Corporation may be listed).

         6.9      Effective Date of the Plan.

         This Plan shall be effective upon its approval by the Board (the "Effective Date"), subject to approval by the shareholders of the Corporation within twelve months from the date of such Board approval.

         6.10     Term of the Plan.

         Unless previously terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the Plan's termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the termination date. No new Performance-Based Award may be granted under Section 5.2 of the Plan after the first annual shareholders meeting of the Corporation to occur in 2008, but such termination shall not affect any Performance-Based Award theretofore granted.

         6.11     Governing Law.

         This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

         6.12     Plan Construction.

                  (a) Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards generally satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements of Rule 16b-3 promulgated thereunder so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability.

                  (b) Section 162(m). It is the further intent of the Corporation that (to the extent the Corporation or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the
Code), Options or SARs granted with an exercise or base price not less than Fair Market Value on the date of grant and Performance-Based Awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the Committee authorizing the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

         6.13     Captions.

         Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

         6.14     Non-Exclusivity of Plan.

         Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

         6.15     No Corporate Action Restriction.

         The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation's or any Subsidiary's capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Corporation's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the Corporation or any Subsidiary's assets or business, or
(f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

         6.16     Other Company Benefit and Compensation Program.

         Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or the Subsidiaries.

VII.     DEFINITIONS.

         7.1      Definitions.

                  (a) "Award" means an Option, which may be designated as a Nonqualified Stock Option or an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, Performance Share Award or Performance-Based Award, in each case granted under this Plan.

                  (b) "Award Agreement" means a written agreement setting forth the terms of an Award.

                  (c) "Award Date" means the date upon which the Committee took the action granting an Award or such later date as is prescribed by the Committee or, in the case of Options granted under Section 2.6, the date specified in such Section 2.6.

                  (d) "Beneficiary" means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

                  (e) "Board" means the Board of Directors of the Corporation.

                  (f)      "Cash-Based Award" means an Award pursuant to Section
5.2 that, if paid, must be paid in cash and is not denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (h)      "Commission" means the Securities and Exchange
Commission.

                  (i) "Committee" means the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of one or more directors or such greater number of directors as may be required under applicable law. In respect of any decision with respect to an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall be composed of no less than two members, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. In respect of any decision with respect to an Award intended to be exempt pursuant to Rule 16b-3 promulgated by the Commission under the Exchange Act, the Committee shall be composed of no less than two members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3(d)(1) under the Exchange Act.

                  (j)      "Common Stock" means the Common Stock of the
Corporation.

                  (k) "Company" means the Corporation and its Subsidiaries, collectively or individually, as the context may require.

                  (l) "Corporation" means Pacific Sunwear of California, Inc., a California corporation, and its successors.

                  (m) "Eligible Employee" means an officer or key employee of the Company and consultants to the Company whether or not such consultants are employees.

                  (n)      "Event" means any of the following:

                      (i) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

                      (ii) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities other than Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Corporation; or

                      (iii) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business assets to a person or entity which is not a Subsidiary.

                  (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (p) "Fair Market Value" means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Committee for purposes of the Plan.

                  (q) "Incentive Stock Option" means an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

                  (r) "Non-Employee Director" means a member of the Board who is not an officer or employee of the Company.

                  (s) "Non-Employee Director Participant" means a Non-Employee Director who has been granted an Option under Section 2.6.

                  (t) "Nonqualified Stock Option" means an option which is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof.

                  (u) "Option" means an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

                  (v) "Participant" means an Eligible Employee who has been granted an Award and a Non-Employee Director who has received an Option under
Section 2.6.

                  (w) "Performance Goal" means any one or more of the criteria set forth on Exhibit A hereto.

                  (x) "Performance-Based Awards" shall mean an Award of a right to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

                  (y) "Performance Share Award" means an award of shares of Common Stock under Section 5.1, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

                  (z) "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

                  (aa) "Plan" means the Pacific Sunwear of California, Inc. 1999 Stock Award Plan, as it may be amended from time to time.

                  (bb) "QDRO" shall mean an order requiring the transfer of an Award or portion thereof pursuant to a state domestic relations law to the spouse, former spouse, child or other dependent of a Participant. Such order must be in a form substantially identical to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  (cc) "Restricted Stock" means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

                  (dd) "Restricted Stock Award" means an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

                  (ee) "Retirement" means retirement from employment by or providing services to the Corporation or any Subsidiary after age 65 and, in the case of employees, in accordance with the retirement policies of the Company then in effect.

                  (ff) "Securities Act" means the Securities Act of 1933, as amended.

                  (gg) "Stock Appreciation Right" means a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 3.3(a).

                  (hh) "Subsidiary" means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                  (ii) "Total Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and, in the case of Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

                                    EXHIBIT A

                                PERFORMANCE GOALS

         The Performance Targets shall mean any one or a combination of the following. Except as otherwise expressly provided below or the context otherwise requires, financial and accounting terms herein are used as defined for purposes of, and shall be determined and construed in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Corporation, prepared in the ordinary course of business.

         EBIT. "EBIT" means Net Income before interest expense and taxes.

         EBITDA. "EBITDA" means Net Income before interest expense, taxes, depreciation and amortization.

         EPS. "EPS" means Net Income divided by the weighted average number of common shares outstanding. Unless otherwise provided by the Committee in the related Award Agreement, common shares outstanding shall be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments.

         EXPENSE REDUCTION. "Expense Reduction" means reduction in actual expense or an improvement in the expense to Net Sales ratio compared to a target or prior year actual expense to Sales ratio.

         DEBT TO EBITDA. "Debt to EBITDA" means the ratio of debt to EBITDA.

         INTEREST COVERAGE. "Interest Coverage" means the ratio of EBITDA to interest expense.

         INVENTORY TURNS. "Inventory Turns" means the ratio of total cost of goods sold on a historical basis to average net inventory.

         NET INCOME. "Net Income" means the difference between total Net Sales and total costs and expenses, including income taxes.

         NET SALES. "Net Sales" means net sales.

         OPERATING CASH FLOW. "Operating Cash Flow" means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows.

         PRE-TAX MARGIN. "Pre-Tax Margin" means the ratio of earnings before income taxes to Net Sales.

         RETURN ON ASSETS. "Return on Assets" means the ratio of Net Income to total average assets including goodwill.

         RETURN ON CAPITAL. "Return on Capital" means the ratio of Net Income to average total capital. Total capital includes working capital, and other long term assets such as PP&E, goodwill and intangibles, and leased assets. Unless otherwise provided by the

Committee in the related Award Agreement, cash, deferred tax assets and debt shall not be included in capital for calculation purposes.

         RETURN ON EQUITY. "Return on Equity" means Net Income divided by average total equity.

         STOCK PRICE APPRECIATION. "Stock Price Appreciation" means an increase, or an average annualized increase, in the stock price or market value of the Common Stock of the Corporation after the date of grant of an Award or above a specified price.

         WORKING CAPITAL IMPROVEMENT. "Working Capital Improvement" means the net change in current assets less current liabilities over the applicable period or the reduction in the current ratio (current assets divided by current liabilities), excluding changes in cash and cash equivalents, and current and deferred income taxes.

                                      A-2